UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 6, 2004 (December 6, 2004)

Commission file number 1-10553
_______________________

PLM EQUIPMENT GROWTH FUND II LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

California	94-3041013
(state or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Nyala Farms
Westport CT	06880
(Address of prinicpal executive offices)	(Zip code)

Registrant's telephone number, including area code: (203)-341-0555
_______________________

Item 8.01        Other Events.

Except as described herein, PLM Equipment Growth Fund II Liquidating Trust (the “Liquidating Trust”) has now liquidated all of its assets, paid all of its known liabilities and settled all of its outstanding litigation. As a result, the Liquidating Trust has declared and paid a final cash distribution on December 6, 2004 of approximately $1.056 per unit of beneficial interest. In total, an aggregate of approximately $8.2 million is being distributed to the holders of beneficial interest units of the Liquidating Trust. Effective upon such distribution, the Liquidating Trust will be terminated.

Approximately $100,000 of the Liquidating Trust’s cash is being retained by the Liquidating Trustee of the Liquidating Trust to pay for costs and any unknown expenses arising after the Liquidating Trust’s termination. Such costs may include those relating to storage and records retention, responding to investor inquiries, property taxes, legal fees, accounting fees or other miscellaneous expenses. After a maximum of three years, any remaining cash will be distributed to the beneficial interest unit holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLM EQUIPMENT GROWTH FUND II LIQUIDATING TRUST

By: PLM Financial Services, Inc.
Trustee

By: /s/ Richard K Brock
Richard K Brock
Chief Financial Officer

Date: December 6, 2004